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                                                                    Exhibit 99.1


[QLT LOGO]   QLT Inc.    887 Great Northern Way                   t 604.707.7000
                         Vancouver, BC Canada V5T 4T5             f 604.707.7001
                                                                  www.qltinc.com



NEWS RELEASE


                 QLT ANNOUNCES NEW MEDICARE POLICY TAKES EFFECT
                     EXPANDING REIMBURSEMENT FOR VISUDYNE(R)

    Treatment is Covered for Certain Patients with Specific Forms of Occult and Minimally Classic AMD, the Leading Cause of Blindness in People
                               Over the Age of 50

FOR IMMEDIATE RELEASE                                              APRIL 1, 2004

VANCOUVER, CANADA - QLT Inc. (NASDAQ: QLTI; TSX: QLT) and Novartis Ophthalmics, the eye health unit of Novartis AG (NYSE: NVS) announced today that on April 1, 2004 the Centers for Medicare and Medicaid Services (CMS) will implement its decision to provide coverage for ocular photodynamic therapy (OPT) with Visudyne(R) (verteporfin) to patients with age-related macular degeneration
(AMD) who have occult and minimally classic lesions that are four disc areas or less in size and show evidence of recent disease progression.

Implementation of the CMS ruling immediately expands access to OPT to include the majority of patients with all forms of "wet" AMD, the more severe and aggressive form of the disease. Medicare already offers coverage for OPT in AMD patients with predominantly classic lesions.

"Now that the CMS decision has taken effect, many more patients who are candidates for Visudyne therapy will have access to treatment that may reduce the risk of vision loss and maintain quality of life," said Paul Hastings, President and Chief Executive Officer of QLT Inc.

"We are pleased the CMS determined that the Visudyne data supports coverage for patients with the occult and minimally classic forms of AMD," said Flemming Ornskov, MD, President and Chief Executive Officer of Novartis Ophthalmics Inc. "Our research to explore Visudyne's full potential is continuing, and is a reflection of our commitment to advancing patient care and our understanding of AMD and its treatment."

ABOUT AMD

AMD is the leading cause of legal blindness in people over age 50. It is a degenerative eye disease that affects the macula - the central part of the retina at the back of the eye that is responsible for the "straight ahead" vision needed for daily activities like reading or driving. The progressive loss of central vision associated with AMD can have a devastating impact on a patient's quality of life. Everyday tasks such as reading, driving, recognizing faces and even walking can be severely affected. There is no cure for AMD, making early detection and treatment vital to maintain as much sight as possible and help slow or halt further vision loss.


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There are two types of AMD: dry and wet. Dry AMD is most common, accounting for more than 85 percent of all cases. Dry AMD occurs when light-sensitive cells in the macula slowly break down, gradually blurring central vision in the affected eye. An early sign of dry AMD is the presence of "drusen," yellowish deposits of waste matter that build up under the retina.

About 10-15 percent of patients with dry AMD go on to develop wet AMD. Wet AMD progresses much more rapidly than the dry form and accounts for about 90 percent of all severe AMD-related vision loss. Wet AMD is caused by the growth of abnormal blood vessels under the central part of the retina or macula. The proliferation of these new blood vessels is called choroidal neovascularization, or CNV. These vessels are fragile and leak fluid and blood, leading to the development of scar tissue that destroys the central retina. Wet AMD is categorized as either "classic" or "occult," depending on the pattern of CNV leakage. Approximately 150,000-180,000 new cases of wet AMD are diagnosed each year in North America; approximately 40 percent of these cases have the occult (with no classic form) of AMD.

ABOUT VISUDYNE

Visudyne, the only drug approved for the treatment of some forms of wet AMD, has been used in more than 300,000 patients worldwide. Visudyne is commercially available in more than 70 countries for the treatment of predominantly classic subfoveal CNV caused by AMD and in more than 40 countries for occult subfoveal CNV caused by AMD. It is also approved in more than 55 countries, including the EU, U.S. and Canada, for the treatment of subfoveal CNV due to pathologic myopia (severe near-sightedness). In some countries, Visudyne is also approved for presumed ocular histoplasmosis or other macular diseases.

Visudyne is generally well tolerated and has an excellent safety profile. Potential side effects include injection site reactions, back pain, blurring, decreased sharpness and gaps in vision, and in one to five percent of patients, a substantial decrease in vision with partial recovery. After treatment, patients should avoid direct sunlight for five days to avoid sunburn. People with porphyria should not be treated.


Visudyne(R) is a trademark of Novartis AG.

QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies to treat eye diseases, cancer and dermatology-related conditions. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialized two products to date, including Visudyne(R) therapy which is one of the most successfully launched ophthalmology products. For more information, visit our web site at www.qltinc.com.


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Novartis Pharma AG, Ophthalmics: With worldwide headquarters in Basel,
Switzerland, the Novartis Ophthalmics Business Unit is a global leader in research, development and manufacturing of leading ophthalmic pharmaceuticals that assist in the treatment of age-related macular degeneration, eye inflammation, glaucoma, ocular allergies and other diseases and disorders of the eye. Novartis Ophthalmics products are available in more than 110 different countries. The North American headquarters is based in East Hanover, New Jersey. Novartis Ophthalmics products are made in Switzerland, France and Canada. For more information, visit www.novartisophthalmics.com or www.novartisophthalmics.com/us.

Novartis AG (NYSE: NVS) is a world leader in pharmaceuticals and consumer health. In 2002, the Group's businesses achieved sales of USD $20.9 billion and a net income of USD $4.7 billion. The Group invested approximately USD $2.8 billion in R&D. Headquartered in Basel, Switzerland, Novartis Group companies employ about 78,200 people and operate in over 140 countries around the world. For further information please consult http://www.novartis.com.

Certain statements in this press release constitute "forward-looking statements" of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those which contain the words: "will" or "may." These statements are only predictions and actual events or results may differ materially. There are many factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements, including but not limited to the factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT assumes no obligation to update such information to reflect later events or developments, except as required by law.


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QLT Inc.:
Therese Hayes
T:  1-800-663-5486 / 604-707-7000
F:  604-707-7179


QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."


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